Exhibit 5.2

May 26, 2015

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida USA 33634

Re: Cott Corporation: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as United States counsel to Cott Corporation, a corporation organized under the laws of Canada (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof by the Company and those subsidiaries of the Company listed on Schedule A-1 and Schedule A-2 hereto (together with the Company, the “Registrants”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale from time to time of an indeterminate amount of any of the following types of securities, or any combination of such securities, on a continuous or delayed basis pursuant to Rule 415 under the Act:

(i) senior or subordinated debt securities of the Company or another Registrant, which may be secured or unsecured, in one or more series, including guarantees thereof by one or more of the Registrants (the “Debt Securities”), to be issued under (A) in the case of senior debt securities and any guarantees thereof, a senior indenture (the “Senior Indenture”) to be entered into among the issuer(s) and/or guarantor(s) of such senior debt securities, the trustee named therein, and any co-trustee named therein, and (B) in the case of subordinated debt securities and any guarantees thereof, a subordinated indenture (the “Subordinated Indenture”) to be entered into among the issuer(s) and/or guarantor(s) of such subordinated debt securities, the trustee named therein, and any co-trustee named therein;

(ii) common shares, no par value, of the Company (“Common Shares”);

(iii) preferred shares, no par value, of the Company (“Preferred Shares”);

(iv) fractional interests in Preferred Shares, as represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) that may be entered into between the Company and a depositary to be named therein;

(v) warrants to purchase Debt Securities, Common Shares, Preferred Shares, or Depositary Shares (“Warrants”) to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company (or, in the case of warrants to purchase Debt Securities, the Registrant that proposes to issue or sell such Debt Securities) and the warrant agent to be named therein;

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(vi) contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, Common Shares at a future date or dates (“Stock Purchase Contracts”), to be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein; and

(vii) units (“Stock Purchase Units”) consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, securing the holders’ obligations to purchase Common Shares under such Stock Purchase Contract.

The Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts, and Stock Purchase Units are referred to herein collectively as the “Securities”, and the Senior Indenture and the Subordinated Indenture are each referred to as an “Indenture” and collectively referred to as the “Indentures”.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the certificates of incorporation, by-laws and other organizational and governance documents of the subsidiaries of the Company listed on Schedule A-1 hereto (the “Delaware Subsidiaries”); and

(c) the forms of the Indentures filed as exhibits to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Registrants and such agreements, certificates of public officials, certificates of officers or other representatives of the Registrants and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We have assumed the legal capacity of all natural persons signing any of the documents and corporate records examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, and the accuracy and completeness of all corporate records and other information made available to us by the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

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We have assumed that the parties to any agreements or other documents relevant to our opinions, other than the Delaware Subsidiaries, had or will have the power, corporate or otherwise, to enter into and perform their respective obligations thereunder. We have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents, and, as to parties other than the Registrants, the validity and binding effect thereof on such parties.

We assume that the terms of all Securities to be offered pursuant to the Registration Statement (any such Securities, “Offered Securities”), together with the terms of the applicable Indentures and all other agreements governing and instruments evidencing the Offered Securities, including any and all Receipts, Deposit Agreements, Warrant Agreements, and Purchase Contract Agreements (collectively, the “Applicable Agreements”) will conform to the descriptions thereof in the Registration Statement. We further assume that such terms will be established so as not to, and that the issuance and sale of the Offered Securities do not and will not, violate, conflict with, or constitute a default under (i) any agreement or instrument to which the Registrants are subject, (ii) any law, rule or regulation to which the Registrants are subject, (iii) any judicial or regulatory order or decree of any governmental authority, (iv) applicable principles of public policy, or (v) any consent, approval, license, authorization, filing, or registration with any governmental authority. With respect to any Securities issued in certificated form, we assume that certificates representing such Securities will be duly executed and delivered and, to the extent required by any Applicable Agreement, duly authenticated and countersigned; with respect to any Securities issued in book-entry form, we assume that the securities will be duly registered to the extent required by any Applicable Agreement. We have also assumed that the Offered Securities, the Indentures, and all other Applicable Agreements will be governed by New York law.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any Debt Securities to be issued pursuant to the Registration Statement under the Indentures (including any Debt Securities to be issued upon the exercise of any Warrants exercisable for Debt Securities, if applicable), when:

(A) the applicable Indenture in the form filed as an exhibit to the Registration Statement shall have been duly authorized, executed and delivered by the Company and each other Registrant party thereto to the respective trustee(s); and

(B) the form and terms of such Debt Securities shall have been established pursuant to one or more resolutions of the board of directors of the Registrant issuing such Debt Securities (the “Board”) or one or more supplemental indentures or officers’ certificates, each in accordance with the terms of the applicable Indenture, and any such supplemental indentures or officers’ certificates shall have been duly authorized, executed and delivered by each of the Registrants party thereto to the respective trustee(s), in accordance with the terms of the applicable Indenture; and

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(C) the trustee (and any co-trustee) named in such Indenture shall be qualified to act as trustee under such Indenture and any supplemental indenture applicable to such Debt Securities, and shall have duly executed and delivered such Indenture and any such supplemental indenture; and

(D) the applicable Indenture and any supplemental indentures, as applicable, shall have been duly qualified under the Trust Indenture Act of 1939, as amended; and

(E) the Board shall have taken all necessary corporate action to approve the issuance of such Debt Securities, the terms of the offering thereof, and any related matters; and

(F) the board of directors of each Registrant guaranteeing such Debt Securities shall have taken all necessary corporate action to approve the guarantee of such Debt Securities and any related matters; and

(G) the Debt Securities shall have been duly executed, authenticated, issued, and delivered in accordance with the applicable Indenture and any supplemental indentures or officers’ certificates and Board resolutions, as applicable, and in accordance with any applicable underwriting, purchase, or other similar agreement approved by the Board, against receipt by the issuer of full payment therefor as determined by the Board and otherwise in accordance with such agreement;

then, such Debt Securities will be valid, binding and enforceable obligations of the Registrant issuing such Debt Securities, entitled to the benefits of the applicable Indenture, and, to the extent applicable, any guarantees of such Debt Securities will constitute the valid, binding and enforceable obligations of each Registrant offering such guarantee.

2. With respect to any Depositary Shares to be issued and sold by the Company pursuant to the Registration Statement, assuming that the Preferred Shares underlying such Depositary Shares have been duly authorized and are validly issued, fully-paid and non-assessable, and that the terms, powers, designations, preferences, and relative, participating, optional, and other special rights, if any, of such Preferred Shares, and any qualifications, limitations, or restrictions thereon, are as set forth in the articles of

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amalgamation and any other charter documents of the Company, and are consistent with the descriptions thereof in the Registration Statement, then when:

(A) the board of directors of the Company shall have taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the execution and delivery of the applicable Deposit Agreement, the appointment of the depositary named therein, and any related matters; and

(B) the applicable Deposit Agreement shall have been duly executed and delivered by the parties thereto; and

(C) the Receipts evidencing the Depositary Shares shall have been duly issued against deposit of the applicable Preference Shares with the depositary in accordance with the Deposit Agreement; and

(D) the Depositary Shares shall have been duly issued and delivered in accordance with any applicable underwriting, purchase, or other similar agreement approved by the Board, against receipt by the Company of full payment therefor as determined by the Board and otherwise in accordance with such agreement;

then, such Depositary Shares will be validly issued, and the person in whose names the Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

3. With respect to any Warrants to be issued and sold by the Company pursuant to the Registration Statement, assuming that any Common Shares or Preferred Shares issuable upon the exercise of such Warrants have been duly authorized and are validly issued, fully-paid and non-assessable, then when:

(A) the board of directors of the Company shall have taken all necessary corporate action to approve the issuance and terms of such Warrants, the execution and delivery of the applicable Warrant Agreement, the appointment of the warrant agent named therein, and any related matters; and

(B) the applicable Warrant Agreement shall have been duly executed and delivered; and

(C) the Warrants shall have been duly executed, issued, and delivered in accordance with the applicable Warrant Agreement, and in accordance with any applicable underwriting, purchase, or other similar agreement approved by the Board, against receipt by the Company of full payment therefor as determined by the Board and otherwise in accordance with such agreement;

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then, such Warrants will be valid, binding and enforceable obligations of the Company.

4. With respect to any Stock Purchase Contracts to be issued and sold by the Company pursuant to the Registration Statement (including any Stock Purchase Contracts issued and sold as part of a Stock Purchase Unit), assuming that any Common Shares issuable upon the settlement of such Stock Purchase Contract have been duly authorized and are validly issued, fully-paid and non-assessable, and that the terms, powers, designations, preferences, and relative, participating, optional, and other special rights, if any of such Common Shares, and any qualifications, limitations, or restrictions thereon, are as set forth in the articles of amalgamation and any other charter documents of the Company, and are consistent with the descriptions thereof in the Registration Statement, then when:

(A) the board of directors of the Company shall have taken all necessary corporate action to approve the issuance and terms of such Stock Purchase Contracts, the execution and delivery of the applicable Purchase Contract Agreement, the appointment of the purchase contract agent named therein, and any related matters; and

(B) the applicable Purchase Contract Agreement shall have been duly executed and delivered by the parties thereto; and

(C) the Stock Purchase Contracts shall have been duly executed, issued, and delivered in accordance with the applicable Purchase Contract Agreement, and in accordance with any applicable underwriting, purchase, or other similar agreement approved by the Board, against receipt by the Company of full payment therefor as determined by the Board and otherwise in accordance with such agreement;

then, such Stock Purchase Contracts will be valid, binding and enforceable obligations of the Company.

Notwithstanding anything herein to the contrary, to the extent the foregoing opinions relate to the validity, binding effect, or enforceability of any agreement or obligation of the Company, such opinions are in each case subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, receivership, and similar laws relating to or affecting creditors’ rights generally, and (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinion as to the validity, binding effect or enforceability of any provision of the Securities, the Indentures, or any other Applicable Agreements (i) providing for indemnification, contribution or exculpation, (ii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indentures, or (iii) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law.

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We further express no opinion as any provision therein that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, or (c) relates to the waiver of rights to jury trial. We also express no opinion as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Securities, the Indentures, or other Applicable Agreements.

Our opinions set forth above are limited to the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the General Corporation Law of the State of Delaware. We express no opinion concerning any other laws. In particular, we did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We have assumed that the laws of the State of New York will govern the Indentures and the securities identified in the numbered paragraphs above.

This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

This opinion is being furnished to you in connection with the filing of the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP

Schedule A-1

Delaware Subsidiaries

Cott Holdings Inc.

Cott Vending Inc.

Interim BCB, LLC

Cott U.S. Acquisition LLC

Cott Acquisition LLC

Caroline LLC

Cliffstar LLC

Star Real Property LLC

Cott USA Finance LLC

Cott Investment, L.L.C.

DS Services of America, Inc.

DS Services Holdings, Inc.

DS Customer Care, LLC

DSS Group, Inc.

Schedule A-2

Other Subsidiaries

Cott Beverages Inc.

Cott Beverages Limited

Cott Retail Brands Limited

Cott Limited

Cott Europe Trading Limited

Cott Private Label Limited

Cott Nelson (Holdings) Limited

Cott (Nelson) Limited

Cott Acquisition Limited

Cott UK Acquisition Limited

Cott Ventures UK Limited

Cott Ventures Limited

Cott Developments Limited

Cooke Bros Holdings Limited

Cooke Bros (Tattenhall) Limited

Mr Freeze (Europe) Limited

Calypso Soft Drinks Limited

TT Calco Limited

Aimia Foods Holdings Limited

Aimia Foods EBT Company Limited

Aimia Foods Group Limited

Aimia Foods Limited

Stockpack Limited

156775 Canada Inc.

967979 Ontario Limited

804340 Ontario Limited

2011438 Ontario Limited

Cott Luxembourg S.a. r.l.